UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2023 (October 31, 2023)

NAVIENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia		20171
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2023, Navient Corporation (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of its 11.500% Senior Notes due 2031 (the “Notes”).

The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-271354) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2023 including a related prospectus and prospectus supplement filed with the SEC on April 20, 2023 and November 2, 2023, respectively.

In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, dated October 31, 2023 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein (together, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under the base indenture, dated as of July 18, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee, as amended by a fifteenth supplemental indenture, dated as of November 3, 2023 (the “Fifteenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Underwriting Agreement, the Indenture and the form of global note for the offering are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Indenture in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01(d).	Financial Statements and Exhibits.

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

Exhibit 1.1*	Underwriting Agreement, dated October 31, 2023, among the Company and BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the Underwriters named therein.

Exhibit 4.1	Indenture, dated as of July 18, 2014, between the Company and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Form S-3 filed on July 18, 2014).

Exhibit 4.2*	Fifteenth Supplemental Indenture, dated as of November 3, 2023, between the Company and The Bank of New York Mellon, as trustee.

Exhibit 4.3*	Form of Note for 11.500% Senior Notes due 2031 - included as part of Exhibit 4.2 hereto.

Exhibit 5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

Exhibit 23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP - included as part of Exhibit 5.1 hereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION (REGISTRANT)

Date: November 3, 2023	By:	/s/ Mark D. Rein
	Name:	Mark D. Rein
	Title:	Vice President and Treasurer

[Signature Page to Closing 8-K]